SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 12, 2011

SAVANNA EAST AFRICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27693	98-0211769
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification #)

2520 South Third Street #206

Louisville, KY 40208

Address of Principal Executive Offices)

502-636-2807

(Registrant's telephone number, including area code)

 (Former address, if changed since last report)

Copies to:

Andrea Cataneo, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2011, Savanna East Africa, Inc. (the “Company”) entered into a debt settlement agreement (the “Debt Settlement Agreement”) with JDF Capital Corp (“JDF”). Pursuant to the Debt Settlement Agreement, the Company agreed to issue, and JDF agreed to accept, up to $211,666 in discounted shares of common stock (the “Shares”), in full satisfaction of outstanding principal and interest under a promissory note, dated May 25, 2010, issued by the Company to JDF. The Shares will be issued at a 50% discount to the closing bid price of the common stock.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
10.1	Debt Settlement Agreement, dated January 12, 2011, between the Company and JDF

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVANNA EAST AFRICA, INC.

By /S/ JAMES D. TILTON, JR.

James D. Tilton, Jr., Chief Operating Officer

Date: January 20, 2011

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